SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         SIGNET BANKING CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                    LOGO
                         Signet Banking Corporation


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



NOTICE HEREBY IS GIVEN that the annual meeting of shareholders of Signet Banking Corporation (the "Corporation") will be held at The Jefferson Hotel, Franklin and Adams Streets, Richmond, Virginia, on Tuesday, April 25, 1995, at 2:00 p.m., Eastern Time, for the following purposes:

     (a)     to elect eleven Directors to serve for the ensuing year;

     (b) to approve an amendment and restatement of the Corporation's 1992 Stock Option Plan to increase by 2,000,000 the number of authorized but unissued shares of the Corporation's common stock available for issuance under the Plan and to comply with the provisions of Internal Revenue Code Section 162(m);

     (c) to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 1995; and

     (d) to transact such other business as properly may come before the meeting or any adjournment thereof.

     Only shareholders of the Corporation's Common Stock of record at the close of business on March 10, 1995, will be entitled to vote at the meeting and any adjournment thereof.

     The Board of Directors believes that the above proposals are in the best interests of the Corporation and its shareholders and therefore recommends that you vote "FOR" each proposal.

     It is important that your shares be represented and voted. Please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted. You are cordially invited to attend the meeting.


                          By Order of the Board of Directors



                                      SIGNATURE

                                 SARA REDDING WILSON
                                 Corporate Secretary
March 28, 1995

                              PROXY STATEMENT



     Proxies in the form enclosed are solicited by the Corporation to be voted at the annual meeting of shareholders to be held on April 25, 1995, and any adjournment thereof. Proxies may be revoked at any time before they are voted by delivery of notice of revocation to the Corporation's Executive Vice President and Corporate Secretary. Unrevoked proxies will be voted as designated thereon. The cost of this solicitation will be borne by the Corporation. Proxies may be solicited by regular employees at nominal cost by telephone or visit and brokers and nominees will be reimbursed for their expenses in soliciting proxies from beneficial owners. In addition, the Corporation has retained Georgeson & Co., Inc. to assist in the solicitation of proxies for an aggregate fee of not more than $8,000 plus reasonable out-of-pocket expenses. It is contemplated that this proxy statement and the enclosed proxy will be sent to shareholders on or about March 28, 1995. The mailing address of the principal office of the Corporation is 7 North Eighth Street, P. O. Box 25970, Richmond, Virginia 23260.

     Only shareholders of the Corporation's Common Stock of record at the close of business on March 10, 1995, are entitled to vote at the meeting. On that date, there were outstanding 58,552,144 shares of Common Stock of the Corporation entitling the holders thereof to one vote per share on all matters brought before the meeting.

     Except for the election of Directors, action on matters submitted to a vote of the shareholders at the meeting will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the votes cast for or against the matter. With respect to the election of Directors, the eleven nominees receiving the greatest number of votes cast for the election of Directors will be elected, assuming a quorum is present at the meeting. Presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

                           ELECTION OF DIRECTORS


     The persons named below have been nominated to serve as Directors of the Corporation until the next annual meeting of shareholders and until their successors duly have been elected. Each nominee has agreed to serve if elected.

     The persons named on the enclosed proxy will vote "FOR" the election of the nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

The nominees are:

                         Principal Occupation or    Director of
                          Employment During the     Corporation
    Name                     Last Five Years           Since        Age


 (photo)                Retired  on  September 1,      1985          66
                        1991, from  the office of
                        President    and    Chief
                        Executive        Officer,
                        Chesapeake   and  Potomac
                        Telephone    Company   of
                        Maryland    (Telecommuni-
                        cations),      Baltimore,
                        Maryland.      Prior   to
                        January,  1990,  he   was
                        President  of  Chesapeake
                        and   Potomac   Telephone
                        Com-pany of Maryland.  He
                        also  is  a  Director  of
                        Signet  Bank/Maryland and
 J. Henry Butta         Signet Bank/Virginia.
 -------------------------------------------------------------------------

 (photo)                Chairman of the Board and      1984          55
                        Chief  Executive Officer,
                        Trigon  Blue  Cross  Blue
                        Shield       (Insurance),
                        Richmond, Virginia.    He
                        also  is  a  Director  of
                        Signet  Bank/Maryland and
                        Signet Bank/Virginia.
 Norwood H. Davis, Jr.
 -------------------------------------------------------------------------

 (photo)                Chairman of the Board and      1993          45
                        Chief  Executive Officer,
                        Heilig-Meyers     Company
                        ( R e t a i l     H o m e
                        Furnishings),   Richmond,
                        Virginia.  He  also is  a
                        Director     of    Signet
                        Bank/Maryland  and Signet
                        Bank/ Virginia.
 William C. DeRusha
 -------------------------------------------------------------------------

 (photo)                Chairman of the Board and      1978          53
                        Chief  Executive  Officer
                        of  the  Corporation  and
                        Chairman     of    Signet
                        Bank/Maryland,     Signet
                        Bank  N.A.    and  Signet
                        Bank/Virginia.  Prior  to
                        April,   1990,   he   was
                        President    and    Chief
                        Executive Officer of  the
                        Corporation   and  Signet
                        Bank/Virginia.   Prior to
                         April,   1989,   he   was
                        President    and    Chief
                        Operating Officer  of the
                        Corporation and President
                        and    Chief    Executive
                        Officer     of     Signet
                        Bank/Virginia.   He  also
                        is  a Director  of Signet
                        Bank/Maryland  and Signet
                        Bank/Virginia.
 Robert M. Freeman
 -------------------------------------------------------------------------

 (photo)                Chairman of the Board and      1995          37
                        Chief  Executive  Officer
                        of      First      Colony
                        Corporation  (Insurance),
                        Richmond,       Virginia.
                        Prior to  February, 1992,
                        he was President of First
                        Colony Investment Company
                        and  Vice  President  and
                        Treasurer     of    Ethyl
                        Corporation.    Prior  to
                        August,   1991,   he  was
                        Treasurer     of    Ethyl
                        Corporation.   He also is
                        a   Director   of  Signet
                        Bank/Maryland  and Signet
                        Bank/Virginia.
Bruce C. Gottwald, Jr.
 -------------------------------------------------------------------------

 (photo)                President,        Hampton      1989          54
                        University   (Educational
                        Institution),    Hampton,
                        Virginia,    and   Owner,
                        Pepsi-Cola       Bottling
                        Company,        Houghton,
                        Michigan.   He also  is a
                        Director     of    Signet
                        Bank/Maryland  and Signet
 William R. Harvey      Bank/Virginia.
 -------------------------------------------------------------------------

 (photo)                President,         Glaize      1977          63
                        Developments,  Inc. (Land
                        Development), Winchester,
                        Virginia.  She also  is a
                        Director     of    Signet
                        Bank/Maryland  and Signet
                        Bank/Virginia.

 Elizabeth G. Helm
 -------------------------------------------------------------------------

 (photo)                President  Emeritus,  The       1985         66
                        Johns    Hopkins   Health
                        System   and  Consultant.
                        Prior to  July 1, 1992 he
                        was    President,   Chief
                        Executive   Officer   and
                        Trustee,   Johns  Hopkins
                        Health  System  and Johns
                        Hopkins Hospital (Medical
                        Care           Services),
                        Baltimore, Maryland.   He
                        also  is  a  Director  of
                        Signet  Bank/Maryland and
                        Signet Bank/Virginia.
 Robert M. Heyssel
 -------------------------------------------------------------------------

 (photo)                President    and    Chief       1986         56
                        Operating Officer  of the
                        Corporation and President
                        and    Chief    Executive
                        Officer     of     Signet
                        Bank/Virginia.   Prior to
                        April, 1990,  he was Vice
                        Chairman      of      the
                        Corporation,       Signet
                        Bank/Maryland  and Signet
                        Bank/Virginia.    He also
                        is  a Director  of Signet
                        Bank/Maryland,     Signet
                        Bank   N.A.   and  Signet
                        Bank/Virginia.
 Malcolm S. McDonald
 -------------------------------------------------------------------------

 (photo)                Chairman of the Board and       1985         65
                        Chief  Executive Officer,
                        Crown  Central  Petroleum
                        Corpora-tion (Independent
                        Refiners/Marketers),
                        Balti-more, Maryland.  He
                        also  is  a  Director  of
                        Signet  Bank/Maryland and
                        Signet Bank/Virginia.
 Henry A. Rosenberg, Jr.
 -------------------------------------------------------------------------

 (photo)                Chairman of the Board and       1992         51
                        Chief  Executive  Officer
                        of  American  Trading and
                        Production    Corporation
                        ( D i v e r s i f i e d
                        Manufacturing,       Real
                        Estate  and  Oil  and Gas
                        Operations),   Baltimore,
                        Maryland. Prior  to June,
                        1992,  he  was  President
                        and    Chief    Executive
                        Officer    of    American
                        Trading   and  Production
                        Corporation.   Prior   to
                        January,  1991,   he  was
                        President    and    Chief
                        Operating    Officer   of
                        American    Trading   and
                        Production  Corpora-tion.
                        He also is  a Director of
                        Signet Bank/ Maryland and
                        Signet Bank/Virginia.
 Louis B. Thalheimer
 -------------------------------------------------------------------------


     Stanley I. Westreich resigned from the Board of Directors on February 28, 1995.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors and persons who own more than ten percent of the Corporation's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. Executive Officers, Directors and greater than ten percent shareholders are required to furnish the Corporation with copies of all Section 16(a) reports that they file.

     Based solely on its review of the copies of Section 16(a) reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Corporation believes that, during the period from January 1, 1994, to December 31, 1994, all filing requirements applicable to its Directors, Executive Officers and greater than ten percent shareholders were complied with, except that Stanley I. Westreich filed late one report covering one transaction.


Other Directorships

    The nominees are directors of the following companies in addition to those mentioned in the table:

    Mr. Davis:  Hilb, Rogal and Hamilton Company

    Mr. DeRusha:  Best Products Co., Inc.; Peebles Inc.

    Mr. Freeman:   Crown Central Petroleum  Corporation; Trigon  Blue Cross
Blue Shield

    Mr. Gottwald:  Ethyl Corporation; Albemarle Corporation

    Mrs. Helm:   Shenandoah Life Insurance Company; Trigon Blue  Cross Blue
Shield

    Dr.  Harvey:   Trigon Blue  Cross  Blue Shield;  International Guaranty
Insurance Company

    Dr. Heyssel:  Monsanto Company

    Mr.  McDonald:     Peebles   Inc.;  American  Trading   and  Production
Corporation

    Mr.  Rosenberg:   USF&G  Corporation; American  Trading  and Production
Corporation


Stock Ownership

     The following table provides information as of March 10, 1995 as to the shares of the Corporation's Common Stock beneficially owned, as that term is defined by the Securities and Exchange Commission, by each nominee for Director, by each of the five Executive Officers named in the Summary Compensation Table on page 9 by all Directors and Executive Officers of the Corporation as a group and by those persons or entities known by the Board of Directors to be the beneficial owners of 5% or more of the Corporation's Common Stock:

                                             Number of Shares
    Name                               Beneficially Owned (1)(2)(3)   % of Class
Directors
J. Henry Butta                                     2,020                  *
Norwood H. Davis, Jr.                             97,230  (4)             *
William C. DeRusha                                 1,000                  *
Bruce C. Gottwald, Jr.                               200                  *
William R. Harvey                                  6,490                  *
Elizabeth G. Helm                                 24,654  (4)             *
Robert M. Heyssel                                  4,290  (4)             *
Henry A. Rosenberg, Jr.                        2,491,207  (4)(5)         4.3
Louis B. Thalheimer                            2,491,207  (5)            4.3

Robert M. Freeman**                              310,644  (6)             *
Malcolm S. McDonald**                            206,742  (7)             *
Wallace B. Millner, III                          134,669  (8)             *
T. Gaylon Layfield, III                           91,712  (9)             *
Kenneth L. Trout                                  64,128  (10)            *

Directors & Executive Officers
 as a group (19)                               3,599,988 (11)            6.2

5% Beneficial Owners
Heine Securities Corporation                   3,286,000  (12)           5.6
   Michael F. Price                            3,286,000  (12)           5.6
The Capital Group Companies, Inc.              3,119,000  (13)           5.3
______________________________
     *Less than 1% of Class
     **Messrs. Freeman and McDonald also are Directors of the  Corporation.


     (1) Under a policy adopted by the Board of Directors, each Director must own 1,000 shares of Common Stock within twelve months of his or her election.

     (2) Each person individually has sole voting and investment power over all of the shares listed except as set forth below.

     (3) On February 28, 1995, the Corporation distributed to eligible shareholders 58,477,850 shares of common stock of Capital One Financial Corporation in a tax-free spin-off. On March 15, 1995, the exercise price and aggregate number of all options outstanding on February 28, 1995, were adjusted pursuant to a formula that maintained the aggregate value of the options existing prior to the spin-off. For purposes of this table, the option shares have not been adjusted.

     (4)   Includes  shares held  in  the Amended  Investor Stock  Purchase
Plan, as follows:   Mr. Davis, 12,248 shares, Mrs.  Helm, 3,185 shares, Dr.
Heyssel, 2,852 shares, Mr. Rosenberg, 1,537 shares.

     (5) Mr. Rosenberg and Mr. Thalheimer, Directors of the Corporation, and their affiliates, had voting and investment power with respect to 2,491,207 shares of Common Stock of the Corporation. Mr. Rosenberg and Mr. Thalheimer each are deemed to be the beneficial owner of all the shares held by the group. Mr. Rosenberg has sole voting and investment power as to 1,811 shares and shared voting and/or investment power as to 1,252,158 shares. Mr. Thalheimer has sole voting and investment power as to 20,100 shares and shared voting and/or investment power as to 1,252,682 shares.

     (6) Includes 160,152 shares that may be acquired within 60 days by the exercise of stock options, 35,675 shares held in the Employee Savings Plan as of February 10, 1995 and 20,283 shares for which there is shared voting and/or investment power.

     (7) Includes 107,260 shares that may be acquired within 60 days by the exercise of stock options, 12,504 shares held in the Employee Savings Plan as of February 10, 1995 and 4,564 shares for which there is shared voting and/or investment power.

     (8) Includes 72,120 shares that may be acquired within 60 days by the exercise of stock options, 3,767 shares held in the Employee Savings Plan as of February 10, 1995 and 87 shares for which there is shared voting and/or investment power.

     (9) Includes 50,208 shares that may be acquired within 60 days by the exercise of stock options, 417 shares held in the Employee Stock Purchase Plan as of February 10, 1995, 1,505 shares held in the Employee Savings Plan as of February 10, 1995 and 1,100 shares for which there is shared voting and/or investment power.

     (10) Includes 27,888 shares that may be acquired within 60 days by the exercise of stock options, and 942 shares held in the Employee Savings Plan as of February 10, 1995.

     (11) Includes 518,961 shares that may be acquired within 60 days by the exercise of stock options, 13,610 shares held in the Employee Stock Purchase Plan as of February 10, 1995, 19,968 shares held in the Amended Investor Stock Purchase Plan, 77,327 shares held in the Employee Savings Plan as of February 10, 1995 and 1,290,741 shares for which there is shared voting and/or investment power.

     (12) The Corporation has been advised by Heine Securities Corporation ("HSC"), 51 J.F.K. Parkway, Short Hills, New Jersey 07078, and Michael F. Price, President of HSC, that, as of February 2, 1995, HSC and Mr. Price had voting and investment power with respect to 3,286,000 shares of the Corporation's Common Stock or 5.6% of the outstanding shares of Common Stock. HSC further has advised the Corporation that it is an investment advisor under the Investment Advisors Act of 1940 and that one or more of HSC's advisory clients is the legal owner of such securities. Pursuant to investment advisory agreements with its advisory clients, HSC has sole investment discretion and voting authority with respect to such securities. HSC and Mr. Price have further advised the Corporation that Mr. Price is President of HSC, in which capacity he exercises voting control and dispositive power over such securities. Mr. Price, therefore, may be deemed to have indirect beneficial ownership over such securities. Neither Mr. Price nor HSC has any interest in dividends or proceeds from the sale of such securities, owns any such securities for his or its own account and disclaims beneficial ownership of all such securities.

     (13) The Corporation has been advised by The Capital Group Companies, Inc. ("CGC"), 333 South Hope Street, Los Angeles, California 90071, that as of February 8, 1995, Capital Guardian Trust Company and Capital Research Management Company, operating subsidiaries of CGC, had investment discretion with respect to 249,000 and 2,870,000 shares, respectively, of the Corporation's Common Stock or a combined total of 5.3% of the outstanding shares which was owned by various institutional investors.


Transactions

     A subsidiary of American Trading and Production Corporation, of which Mr. Thalheimer is Chairman of the Board and Chief Executive Officer and of which Messrs. Rosenberg and McDonald are members of the Board of Directors, during 1994 leased to a subsidiary of the Corporation a total of 4,039 square feet in the Blaustein Building, Baltimore, Maryland. Rent for this space, including escalation, totaled $48,508.44 in 1994.

     Healthkeepers and Health Management Corporation, affiliates of Trigon Blue Cross Blue Shield, of which Mr. Davis is Chairman of the Board and Chief Executive Officer, provided hospitalization and medical coverage for eligible employees of the Corporation and its subsidiaries during 1994. The cost for such coverage totaled $3,127,513.

     Ward Development Company, of which Mr. Westreich is a general partner, during 1994 leased to a subsidiary of the Corporation a total of 3,326 square feet in an office building in Arlington, Virginia. Rent for this space totaled $111,485 in 1994.

     Most of the Directors, partnerships of which they are general partners and corporations of which they are directors or officers maintain normal banking relationships with the Corporation's banking subsidiaries, Signet Bank/Maryland, Signet Bank N.A. and Signet Bank/Virginia. Loans made by these banking subsidiaries to such persons and other entities are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, general partnerships and corporations and do not involve more than normal risk of collectibility or present other unfavorable features.


Board and Committee Meetings

     During 1994, the Board of Directors of the Corporation held twelve meetings and the Executive Committee met five times. The Audit Committee of the Corporation met four times, the Finance Committee met three times, the Nominating, Governance and Corporate Responsibility Committee met three times, the Organization and Compensation Committee met six times and the Stock Option Committee met one time. All Directors of the Corporation attended at least 75% of the aggregate of all meetings of the Board and Committees on which they served.


Committees of the Board

     The Executive Committee, during the interim between Board meetings, has and may exercise all of the authority of the Board of Directors, except to approve certain extraordinary transactions. During 1994, the Executive Committee of the Corporation consisted of permanent members Messrs. Freeman (Chairman) and McDonald. The other members of the Committee who served for the first six months were Messrs. Davis, DeRusha, Heyssel and Thalheimer; and for the last six months, Mrs. Helm and Messrs. Butta, Harvey, and Rosenberg.

     The Audit Committee is composed entirely of outside Directors who are independent of the management of the Corporation and are free from any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment. It recommends the engagement of independent auditors and reviews the scope of their services; reviews the Corporation's consolidated financial statements and all audits related to them; reviews the internal audit function including the scope and extent of internal audits and credit reviews; reviews the annual management report and investigates any matter brought to its attention within its purview. Also, the Committee reviews all reports of examination and management's responses and annually reviews transactions involving the Corporation and any Director, Executive Officer or their affiliates. During 1994, the Audit Committee consisted of Messrs. Butta (Chairman), Davis, Rosenberg, Thalheimer and Westreich.

     The Finance Committee reviews the Corporation's financial condition and finance plans designed to assure capital adequacy and liquidity and is responsible for recommendations concerning any dividend change. The Finance Committee also reviews the investment performance of the Corporation and its Trust subsidiary. During 1994, the Finance Committee consisted of Messrs. Thalheimer (Chairman) and Davis, Mrs. Helm and Dr. Heyssel.

     The Nominating, Governance and Corporate Responsibility Committee considers candidates for election as Directors and is responsible for keeping abreast of developments with regard to corporate governance in general and Directors' duties and responsibilities in particular and corporate contributions. It also considers nominees recommended by shareholders whose recommendations should be submitted to it through the Corporate Secretary of the Corporation. During 1994, the Nominating, Governance and Corporate Responsibility Committee consisted of Mrs. Helm (Chairman), Messrs. DeRusha, Harvey and Westreich.

     The Organization and Compensation Committee recommends to the Board the election and reelection of officers, considers changes in compensation, promotions and reviews matters related to management succession. The Organization and Compensation Committee also serves as the Employee Stock Purchase Committee and the Stock Option Committee. During 1994, the Organization and Compensation Committee consisted of Messrs. Harvey (Chairman), Butta, DeRusha, Heyssel and Rosenberg.


Compensation Committee Interlocks and Insider Participation

     During 1994, the Organization and Compensation Committee consisted of Messrs. Harvey (Chairman), Butta, DeRusha , Heyssel and Rosenberg.

     Mr. Rosenberg, who serves on the Organization and Compensation Committee, is Chairman of the Board and Chief Executive Officer of Crown Central Petroleum Corporation. Mr. Freeman, Chairman of the Board and Chief Executive Officer of the Corporation, is a Director of Crown Central Petroleum Corporation, but does not serve on its Compensation Committee.


Compensation of the Board

     Non-employee Directors of the Corporation are paid an annual retainer of $14,000 plus $850 for attendance at each meeting of the Board, Executive, Audit and Organization and Compensation Committees and $650 for each Finance and Nominating, Governance and Corporate Responsibility Committee meeting attended. Directors also are reimbursed for reasonable expenses incurred to attend Board and Committee meetings. Chairmen of Committees receive an additional $3,500 per annum. Directors who also are officers receive no retainer or Committee Chairman fee and no compensation for meetings attended.

     The Corporation maintains a plan pursuant to which Directors voluntarily may defer all of their fees for services performed for the Corporation (in their capacity as Directors) and receive deferred income benefits. Directors who participate will begin to receive their deferred income benefits when they cease to be Directors. Deferred income benefits also are payable to the beneficiaries or estates of Directors who die before the receipt of their benefits. Benefits generally are payable in monthly installments beginning within 90 days after retirement and extending no later than the date the individual attains age 80. The Corporation also maintains a plan pursuant to which Directors previously were permitted to defer all or a portion of their fees in order to receive income benefits. Directors who deferred fees will receive income benefits over a fifteen year period beginning when they cease to serve as Directors. No deferrals have been made under this plan since December, 1987 and no additional deferrals will be made under this plan.

     With respect to these deferred plans, upon a change of control and unless a Director made and filed with the Corporation before January 1, 1994 an irrevocable election to defer receipt of payments to his retirement or earlier termination of employment, the Corporation shall pay to each Director within thirty days of the change of control, a lump sum equal to such Director's account balance, the present value of the accrued benefit or, for those former Directors currently receiving benefits, the present value of the remaining benefits as of the date of the change of control. A change of control is defined as the acquisition of 20% or more of the Corporation's Common Stock or voting securities by a person or group, a change in the majority of the Board of Directors, a merger, liquidation, dissolution or sale of all or substantially all of the assets of the Corporation or other changes of control as determined by regulatory authorities.


Executive Compensation

Summary Compensation Table

     The following table provides certain information concerning annual and long term compensation paid to or accrued on behalf of the Chairman and Chief Executive Officer and the four other most highly compensated Executive Officers (the "Named Executive Officers") for the years 1992, 1993 and 1994.


                           Summary Compensation Table

                                                               Long Term
                                                              Compensation

                       Annual Compensation                 Awards     Payouts

             Name and                                    Options (1)  LTIP(3)  All Other(4)
        Principal Position        Year  Salary    Bonus    (2)/SARs   Payouts  Compensation
                                           $        $        #         $           $
 Robert M. Freeman                1994  555,000  439,850    29,800    326,350      42,978
 Chairman of the Board and        1993  530,200  488,500    68,604    334,975      39,221
 Chief Executive Officer          1992  494,100  364,350    50,748     95,250      44,375

 Malcolm S. McDonald              1994  395,000  281,725    18,600    193,550      57,247
 President and Chief              1993  380,000  316,100    43,312    200,700      49,763
 Operating Officer                1992  360,200  246,675    34,348     59,700      58,699

 Wallace B. Millner, III          1994  278,000  200,000    10,500    108,975      45,332
 Senior Executive Vice President  1993  266,200  127,075    14,126    102,475      44,058
 and Chief Financial Officer      1992  254,800  150,000    19,694     29,875      47,936

 T. Gaylon Layfield, III          1994  240,000  155,625    14,830     94,075      21,693
 Senior Executive Vice President  1993  217,650  163,975    10,772    102,475      17,238
 and Consumer Banking Executive   1992  191,100  108,925    11,736     21,700      18,796

 Kenneth H. Trout                 1994  207,000  107,300     7,800     81,150      22,978
 Senior Executive Vice President  1993  197,800   96,000    14,278     43,400      20,367
 and Commercial Banking           1992  181,500   82,175    13,010     21,700      18,346
 Executive

(1) Reflects two for one stock split in the form of a 100 percent stock dividend distributed on July 27, 1993.

(2) On February 28, 1995, the Corporation distributed to eligible shareholders 58,477,850 shares of common stock of Capital One Financial Corporation in a tax-free spin-off. On March 15, 1995, the exercise price and aggregate numb er of all options outstanding on February 28,1995, were adjusted pursuant a formula that maintained the aggregate value of the options existing prior to the spin-off. For purposes of this table, the option shares have not been adjusted.

(3) Payout of long term cash award for three-year performance periods ending on December 31, 1992, 1993 and 1994.

(4) All Other Compensation includes the following:

   (i) Matching contributions under the Corporation's Employee Savings and unfunded Excess Savings plans. Employee pretax contributions are matched at a rate of $0.50 for each $1.00 deferred under the plans except that no matching contributions are made with respect to deferrals on compensation which exceeds $250,000. During 1994, each Named Executive Officer received a matching contribution of $4,500 under the Employee Savings Plan. During 1994, each Named Executive Officer also received the maximum profit-based match of $4,500 under the Employee Savings Plan. Messrs. Freeman, McDonald and Layfield received the maximum matching contribution of $3,000, and Messrs. Millner and Trout received matching contributions of $2,224 and $1,397, respectively, under the unfunded Excess Savings plan.

   (ii) Above market interest (as defined by the Securities and Exchange Commission) accrued on balances maintained under the unfunded Excess Savings and unfunded deferred compensation plans. For 1994, the amounts accrued were:

                           Excess         Deferred         Total 1994
Name                    Savings Plan  Compensation Plan  Interest Accrual
Robert M. Freeman         $ 4,655         $ 3,286            $ 7,941
Malcolm S. McDonald         1,202          17,214             18,416
Wallace B. Millner, III     1,776          15,086             16,862
T. Gaylon Layfield, III     1,032             842              1,874
Kenneth H. Trout              936           2,792              3,728

   (iii)  Under  the   Corporation's  Split  Dollar  Life  Insurance   Plan,
individual whole life insurance is available to certain executive and management level employees. The participant pays an assumed term cost of the coverage and the Corporation pays the remainder of the premium. If all assumptions as to life expectancy and other factors occur in accordance with projections, the Corporation expects to recover the cost of the
program.   The  amounts  listed below  reflect  the current  value  of  the benefits ascribed to life insurance policies purchased on the lives of the Named Executive Officers.

Name                                      Benefit Value
Robert M. Freeman                          $ 23,037
Malcolm S. McDonald                          26,831
Wallace B. Millner, III                      15,086
T. Gaylon Layfield, III                       7,819
Kenneth H. Trout                              8,853

 Options

     The following table provides information concerning the granting of stock options during 1994 under the Corporation's 1992 Stock Option Plan to the Named Executive Officers.

                   Option/SAR Grants in Last Fiscal Year
                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                    Price Appreciation for
                          Individual Grants                                           Option Term (1)(2)


                                          % of Total
                                         Options/SAR's
                          Options/        Granted to     Exercise or
                           SAR's         Employees in    Base Price   Expiration
       Name               Granted (2)     Fiscal Year     ($/Sh) (2)      Date        5%($)      10%($)
 Robert M. Freeman         29,800(3)        13.61%         36.5625       1/25/04     685,220    1,736,482

 Malcolm S. McDonald       18,600(3)         8.49%         36.5625       1/25/04     427,688    1,083,844

 Wallace B. Millner, III   10,500(3)         4.79%         36.5625       1/25/04     241,437      611,848

 T. Gaylon Layfield, III   10,500(3)         4.79%         36.5625       1/25/04     241,437      611,848
                            4,330(4)         1.98%         33.7500       1/27/02      61,926      145,263

 Kenneth H. Trout           7,800(3)         3.56%         36.5625       1/25/04     179,353      454,515

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The Corporation did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) On February 28, 1995, the Corporation distributed to eligible shareholders 58,477,850 shares of common stock of Capital One Financial Corporation in a tax-free spin-off. On March 15, 1995, the exercise price and aggregate number of all options outstanding on February 28, 1995, were adjusted pursuant to a formula that maintained the aggregate value of the options existing prior to the spin-off. For purposes of this table, the option shares have not been adjusted.

(3) Granted as part of the Corporation's annual option grant. The options are exercisable during the period beginning six months following the grant date andending ten years after the grant date so long as the optionee continues employment with the Corporation or one of its subsidiaries. All options are granted at the fair market value of the Corporation's Common Stock on the date of grant. There were no Stock Appreciation Rights (SARs) granted to plan participants.

(4) Granted  as  reload  options.    Reload  options  are  granted when an
    executive surrenders currently owned shares to satisfy payment for the exercise ofan option. One reload option is granted for each such share surrendered. Reload options are exercisable beginning six months after the grant date and remain exercisable for the remainder of the term of the option for which shares were surrendered. They are granted at the fair market value of the Corporation's Common Stock on the date of grant. The reload options do not have a reload feature.

   Stock Option Exercises and Holdings

     The following table provides information concerning the exercise of stock options during 1994 and unexercised stock options held as of December 31, 1994 for the Named Executive Officers.

            Aggregated Option/SAR Exercises in Last Fiscal Year
                   and Fiscal Year-End Option/SAR Values
                                                                                         Value of
                                                                      Number of        Unexercised
                                                                      Unexercised      In-the-Money
                                                                   Options/SAR's at  Options/SAR's at
                                                                      FY-End (#)        FY-End($)(2)

                            Shares Acquired         Value            Exercisable/      Exercisable/
          Name              on Exercise (#)    Realized ($) (1)      Unexercisable     Unexercisable

 Robert M. Freeman               20,400              562,913           160,152/         1,041,891/
                                                                           0                0
 Malcolm S. McDonald              3,900              107,250           121,860/          966,279/
                                                                            0                0
 Wallace B. Millner, III          1,150               24,130             78,870/          830,199/
                                                                           0                0
 T. Gaylon Layfield, III         18,800              438,363            50,208/          453,768/
                                                                         4,330              0
 Kenneth H. Trout                20,800              290,475            27,888/          110,136/
                                                                           0                0

(1) The fair market value of the acquired shares of the Corporation's Common Stock minus the price of the options exercised.

(2) Based on the December 30, 1994 market price of $28.625 per share for the Corporation's Common Stock minus the exercise prices of the unexercised stock options held at that time.

Long Term Cash Incentive Plan

     The following table provides information concerning awards made during 1994 under the Corporation's Long Term Cash Incentive Plan to the Named Executive Officers. Cash payments are reported in the Summary Compensation Table when made.

           Long Term Incentive Plans - Awards in Last Fiscal Year
                                                                         Estimated Future Payouts
                                                                  under Non-Stock Price Based Plans (1)
                              Number of        Performance or
                            Shares, Units       Other Period
                               or Other       Until Maturation       Threshold    Target      Maximum
       Name                   Rights (#)(2)        or Payout           ($)        ($)          ($)
 Robert M. Freeman              169,500      1/1/94 to 12/31/96        42,375    169,500      339,000

 Malcolm S. McDonald            100,000      1/1/94 to 12/31/96        25,000    100,000      200,000

 Wallace B. Millner, III         56,800      1/1/94 to 12/31/96        14,200     56,800      113,600

 T. Gaylon Layfield, III         50,000      1/1/94 to 12/31/96        12,500     50,000      100,000

 Kenneth H. Trout                43,800      1/1/94 to 12/31/96        10,950     43,800       87,600


(1) The Corporation's total shareholder return (TSR) ranking relative to the 100 largest U.S. banks based on asset size determines award levels. The target award will be paid if the TSR ranking objective is met. The threshold amount will be earned by the achievement of 50% of the TSR ranking objective and the maximum award will be earned when the Corporation's TSR ranking is double the targeted objective. No awards are paid for performance below the threshold level. Awards are based on a percentage of the Named Executive Officer's base salary .

(2) Each unit represents one dollar, based on 1995 base salaries. Actual awards may be greater if base salaries increase. The awards shown may be increased, but not decreased at the discretion of the Organization and Compensation Committee.

Pension Plans

     The following table shows the estimated total annual pension benefits payable at normal retirement age (age 65) to individuals covered under both the Corporation's qualified Employee Retirement and nonqualified Executive Employee Supplemental Retirement Plans.


                        Pension Plan Table

                              Years of Service
Remuneration       15          20         25 (1)     30 or More (1)

$ 250,000      $103,125     $137,500     $137,500     $137,500

  300,000       123,750      165,000      165,000      165,000

  350,000       144,375      192,500      192,500      192,500

  400,000       165,000      220,000      220,000      220,000

  450,000       185,625      247,500      247,500      247,500

  500,000       206,250      275,000      275,000      275,000

  550,000       226,875      302,500      302,500      302,500

  600,000       247,500      330,000      330,000      330,000

  650,000       268,125      357,500      357,500      357,500

  700,000       288,750      385,000      385,000      385,000

  750,000       309,375      412,500      412,500      412,500

  800,000       330,000      440,000      440,000      440,000

  850,000       350,625      467,500      467,500      467,500

  900,000       371,250      495,000      495,000      495,000

  950,000       391,875      522,500      522,500      522,500

1,000,000       412,500      550,000      550,000      550,000

1,050,000       433,125      577,500      577,500      577,500


(1) The maximum service recognized is 20 years. Service beyond 20 years does not increase the age 65 pension benefit.

     Executive Employee Supplemental Retirement Plan (the "Plan") participants will receive upon retirement at age 65 with 20 years of service an annual retirement income for life equal to 55% of their final average annual compensation (as reported in the Summary Compensation Table as salary and bonus) during the highest three of their last five calendar years of employment. Amounts payable under the Plan will be reduced by payments determined under the Employment Retirement, the unfunded Excess Retirement and Long Term Disability plans, if applicable, and 50% of the primary Social Security benefit. Projected annual retirement benefits are $547,168 for Mr. Freeman, who currently is credited with 23 years of service; $372,199 for Mr. McDonald, who currently is credited with 24 years of service; $262,900 for Mr. Millner, who currently is credited with 24 years of service; $217,594 for Mr. Layfield, who currently is credited with 19 years of service; and $172,865 for Mr. Trout, who currently is credited with 24 years of service.

Employment Agreements

    The Corporation maintains employment agreements for fourteen Executive Officers including the Named Executive Officers. The purpose of these agreements is to assure shareholders that the business of the Corporation will continue with a minimum of disruption in the event a change of control of the Corporation occurs. A change of control is defined as the acquisition of 20% or more of the Corporation's Common Stock or voting securities by a person or group, a change in the majority of the Board of Directors, a merger, liquidation, dissolution or sale of all or substantially all of the assets of the Corporation or other changes of control as determined by regulatory authorities. The agreements also are intended to provide greater employment security to key operational and management executives if such a change of control occurs. If, within three years of a change of control, such officers are assigned to positions of lesser responsibilities or authority or receive lesser compensation, benefits or perquisites and as a result they terminate employment, or if their employment is terminated for reasons other than for cause, each such executive will be entitled to a lump sum payment within 30 days equal to the executive's base salary through the date of termination, a proportionate bonus based upon the executive's annual bonus for the last fiscal year and three times the sum of the executive's annual base salary, annual bonus and profit sharing awards. The executive also will be entitled to a lump sum payment equal to the accrued value of the benefit the executive would have received under the Corporation's qualified and supplemental retirement plans had the executive remained employed for the remainder of the three year period. The Corporation will pay all income and excise taxes and any interest or penalties with respect to such taxes that may be imposed pursuant to Section 4999 of the Internal Revenue Code on such lump sum payment or other benefits under such agreements. The agreements also provide for the payment of severance benefits after voluntary termination of employment provided that such voluntary termination occurs during the 30-day window period beginning one year after the change of control.

Severance Pay Plan

     The Corporation maintains a Severance Pay Plan (the Plan ) for its employees including the Named Executive Officers. The purpose of the Plan is to provide income to displaced employees while they seek new employment resulting from the elimination of their job in connection with the Corporation s restructuring, reorganization or down-sizing. Benefits under the plan are not payments for past services, nor is the Plan intended to provide benefits for employees who leave employment with the Corporation but whose employment is not in fact interrupted, even though the employment is with a different employer. All rules and decisions dealing with the administration of the Plan by the Corporation are uniformly and consistently applied to all participants under similar circumstances. Severance benefits will not be paid under the Plan to a participant: (a) who is offered reassignment with the Corporation to another job that is reasonably comparable to the job being eliminated, (b) who voluntarily terminates employment before the date as of which his or her job is scheduled to be eliminated, (c) whose employment is terminated for reasons other than job elimination, or (d) who is within a class of employees eligible to receive an offer of employment from a third party employer. Severance Pay benefits will not begin, or will be discontinued, if a participant: (i) accepts reemployment with the Corporation, or (ii) is offered and refused reemployment with the Corporation in a position reasonably comparable as to compensation, responsibility and location. A participant whose employment terminates under circumstances entitling him or her to receive Severance Pay shall be entitled to receive Severance Pay benefits for a number of weeks based on the participant s age and length of service with the Corporation.


Organization and Compensation Committee Report on Executive Compensation

     The Organization and Compensation Committee (the "Committee") of the Board of Directors is responsible for recommending to the Board of Directors for final action the implementation, amendment or termination of executive and certain broad based employee compensation programs. The Committee is composed entirely of outside Directors who are not eligible, with the exception of the deferred compensation plans, to participate in the plans it recommends or administers.

     The Corporation's executive compensation philosophy calls for executive compensation programs which motivate executives to take actions directed toward the creation of premium shareholder value and attainment of "Best Bank" status, as characterized by consistently high profitability, financial strength and service quality. To these ends, the Committee has adopted the following strategies:

(bullet)  Total compensation is performance-based.

(bullet) Success measures in performance plans are linked to shareholder interests.

(bullet) A significant portion of the executives' total compensation is subject to performance risk.

(bullet) A significant portion of performance-based compensation is tied to long-term performance.

(bullet)  Core  compensation   (salary  and  benefits)  is   maintained  at
          competitive levels.

(bullet) Corporate performance, as opposed to that of specific lines of business within the Corporation, carries the predominant weight in performance-based plans.

(bullet) Total compensation is at market level when the Corporation's performance is competitive and falls below or exceeds market levels when performance varies from the market's performance.

     The primary components of the executive compensation program are base salary, the Annual Executive Incentive Compensation Plan, the Executive Long Term Incentive Plan, and the 1992 Stock Option Plan. Executive Officers also participate in a full array of broad based employee compensation and benefit programs except for the Employee Profit Sharing and group life insurance plans. In lieu of participation in the group life insurance plan, Executive Officers participate in the Split Dollar Life Insurance Plan. In years in which return on equity performance does not reach the level required to make payments under the broad based Employee Profit Sharing Plan, no awards are paid under the Annual Executive Incentive Compensation and Executive Long Term Incentive Plans.

     The Committee approves the selection of companies against which the Corporation's performance is measured for purposes of determining awards under the Executive Long Term Incentive and Stock Option Plans. These companies are the largest 100 U.S. banks based on asset size.

     Base Salary - A base salary grade and market range has been established for the job of each Executive Officer. Base salary grades and market ranges are established based on results obtained from published compensation surveys of executive pay practices within the financial services industry. Positions are assigned to ranges based primarily on competitive pay practices and secondarily on internal assessment of the importance of the position. Market ranges are annually reviewed to assure continued competitiveness and, when necessary, they are adjusted on January
1.  Market ranges for 1994 were not adjusted from 1993 levels.

     Salary adjustments are considered at the beginning of each calendar year for non-director Executive Officers. Messrs. Freeman's and McDonald's salary adjustments are considered annually each July. Salary adjustments are based on the individual's position relative to the market range for positions of similar scope and responsibility. Salary increase guidelines are the same as those approved for the Corporation's bankwide merit increase program.

     Mr. Freeman's base salary was adjusted to $565,000 on July 1, 1994, consistent with the above criteria and within the same guidelines established by the Committee with respect to all other executives of the Corporation. Mr. Freeman's salary continues his position within the market range of his assigned salary grade.

     Annual Executive Incentive Compensation Plan - This program provides for annual cash bonuses for Executive Officers based on annual performance objectives. The performance objectives are recommended by the Committee to the Board for final approval in January of the performance year. As is true in the case of all matters pertaining to plans in which they participate, Messrs. Freeman and McDonald are required to abstain from voting on the performance objective. For 1994, the performance objective was established as the attainment of a targeted return on equity ratio.

     Awards for Messrs. Freeman and McDonald are based solely on corporate performance. Award opportunity for other Executive Officers is based 60% on corporate performance and 40% on the performance of their organizational units.

     The Plan calls for the payment of target awards when objectives are met. Target percentages for each Executive Officer are established based on results obtained from published compensation surveys of executive pay practices within the financial services industry. Targets are set at the median target percentage for positions of similar scope and responsibilities. Awards are increased or decreased when objectives are exceeded or not attained. No award is paid unless a minimum level of performance is attained. Mr. Freeman's award of $439,850 resulted from the Corporation exceeding its targeted corporate performance objective. The same corporate performance results were employed in determining the awards of all other plan participants. Organizational unit objectives were also assessed in determining other plan participants awards.

     Executive Long Term Cash Incentive Plan - This program provides for annual cash bonuses based on rolling three-year performance periods. The ongoing performance objective under this plan is a targeted ranking of the Corporation's Total Shareholder Return (TSR) to that of the 100 largest U.S. banks based on asset size. TSR is the annualized rate of return resulting from stock price appreciation and dividend payments.

     Consistent with the Annual Executive Incentive Compensation Plan, performance at the level approved by the Board will result in a target award payment. Target awards are set by the Committee on a discretionary basis. Target levels have remained constant since plan inception. Awards are increased or decreased when objectives are exceeded or not attained. No award is paid unless a minimum level of performance is attained. Mr. Freeman's bonus of $326,350 with respect to the performance period ending on December 31, 1994, resulted from the Corporation exceeding its targeted ranking objective.

     Stock Option Plans - Stock options are granted to executives under the 1992 Stock Option Plan. The number of shares is determined by taking a percentage of salary and dividing that amount by the fair market value
(FMV) per share the Wednesday prior to the date of grant. The face value of the grant and corresponding number of options granted is adjusted upward or downward based on a formula that compares the Corporation's market to book (MTB) ratio relative to the average market to book ratio of the 100 largest U.S. Banks based on asset size. Specifically, the option derivation formula is as follows:

Percentage of Salary     Corporation Market to Book Ratio
--------------------  X  ----------------------------------    = Number Shares Granted
Prior Wednesday FMV      Mean MTB Ratio of 100 LargestBanks

All options are granted at the market value of the Corporation's Common Stock on the date of grant. Reload options are granted to an executive when shares of Common Stock owned by the executive are tendered in payment of the exercise price of the stock option. Reload options are not granted for shares surrendered in the payment of tax withholding. The reload options do not have a reload feature.

     Mr. Freeman's received a grant of 29,800 options determined by applying the criteria and methodology as described above. Based on the Corporation's market to book position, Mr. Freeman's option grant, as well as the other plan participants' grants, was adjusted upward.

     Internal Revenue Code Section 162(m) Compliance - The Corporation's pay philosophy is performance focused. The Corporation believes it is important to recognize and reward those who contribute to the creation of premium shareholder value. Within this compensation foundation, executives are rewarded at above market levels when they perform at above market expectations, regardless of arbitrarily imposed limits, such as that created by IRC section 162(m). To avoid losing the tax deduction on executive pay when performance incentives bring individual compensation above $1 million, the Corporation has obtained shareholder approval of its performance-based cash incentive plans.

     This  report  is  submitted   by  the  Organization  and  Compensation
Committee of the Corporation's Board of Directors.

William R. Harvey, Chairman
J. Henry Butta
William C. DeRusha
Robert M. Heyssel
Henry A. Rosenberg, Jr.

Performance Graph

     The graph below compares the cumulative annual total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the Keefe, Bruyette & Woods, Inc. 50 Index (a published market capitalization weighted bank stock index) for the five-year period commencing December 31, 1989 and ending December 31, 1994.


                       (PERFORMANCE GRAPH)

               1989     1990      1991       1992      1993       1994

     Signet    $100    $35.93    $82.22    $164.67    $260.75    $220.98

     S&P 500   $100    $96.89    $126.41   $136.04    $149.75    $151.73

     KBW 50    $100    $71.81    $113.67   $144.84    $152.86    $145.07




                            APPROVAL OF THE
                         1992 STOCK OPTION PLAN
                As Amended and Restated January 24, 1995


Introduction


     On November 26, 1991, the Board of Directors of the Corporation approved and adopted the 1992 Stock Option Plan (the "1992 Plan" or "Plan") which was submitted to and approved by shareholders on March 17, 1992. The 1992 Plan was amended and restated by the Board of Directors, subject to shareholder approval, on January 24, 1995. The modifications are described below.

     The 1992 Plan became effective January 1, 1992. Unless sooner terminated by the Board of Directors, the Plan will terminate on December 31, 2001. No incentive awards may be made under the 1992 Plan after termination.

     The 1992 Plan is intended to provide a means for selected key management employees of the Corporation to increase their personal financial interest in the Corporation, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Corporation (references to the "Corporation" in this section will include any parent and subsidiary corporations).

     The principal features  of the 1992 Plan  as amended and restated  are
summarized below.   The summary is  qualified by reference to  the complete
text of the amended Plan, which is attached as Exhibit I.


General

     The 1992 Plan initially authorized the reservation of 1,000,000 shares (2,000,000 after adjustment for the 2 for 1 stock split on July 27, 1993) of common stock for issuance pursuant to incentive awards. The 1992 Plan as amended reserves 4,000,000 shares for the issuance of incentive awards. Such incentive awards may be in the form of incentive stock options, nonstatutory stock options and stock appreciation rights (as described below).

     If an incentive award is cancelled, terminates or lapses unexercised, any unissued shares allocable to such incentive award may be subjected again to an incentive award. In addition, shares surrendered by or withheld from an optionee upon the exercise of an option or to pay applicable federal and state tax withholding requirements upon the exercise of an option or stock appreciation right may be subjected to an incentive award under the Plan.

     Adjustments will be made in the number of shares which may be issued under the 1992 Plan in the event of a future stock dividend, stock split or similar prorata change in the number of outstanding shares of common stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock.

     The common stock is traded on the New York Stock Exchange, and on March 10, 1995, the closing price was $18.875.


Eligibility

     All present and future employees of the Corporation who hold positions with management responsibilities are eligible to receive incentive awards under the 1992 Plan. The Corporation estimates that it has approximately 59 such employees (approximately 15 of whom are officers).


Administration

     The 1992 Plan will be administered by a committee (the "Committee") comprised of directors of the Corporation who are not eligible to participate in the Plan or any similar plan of the Corporation. It is anticipated that the Committee will be the Organization and Compensation Committee. The Committee has the power and complete discretion to determine when to grant incentive awards, which eligible employees will receive incentive awards, whether the award will be an incentive or nonstatutory stock option, whether stock appreciation rights will be attached to options, and the number of shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and stock appreciation rights, and may impose such other restrictions and requirements as it may deem appropriate.


Stock Options

     Options to purchase shares of common stock granted under the 1992 Plan may be incentive stock options or nonstatutory stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code (the "Code"), while nonstatutory stock options do not. The purchase price of common stock covered by an option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the common stock on the date of the option grant.

     The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1992 Plan or any other similar plan maintained by the Corporation is limited to $100,000.

     Options may only be exercised at such times as may be specified by the Committee, provided, however, that incentive stock options may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's termination of employment with the Corporation for reasons other than death or disability, or (iii) one year from the optionee's termination of employment on account of death or disability. The Committee may grant options with a provision that an option not otherwise exercisable will become exercisable upon a "change of control", a term defined in the Plan. In general, "change of control" means:

          (a) The acquisition, other than from the Corporation, by any individual, entity or group of 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation; or

          (b) Individuals who, as of January 24, 1995 constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 24, 1995 whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation; or

          (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of its sale or other disposition of all or substantially all of the assets of the Corporation.

     If the option so provides, an optionee exercising an option may pay the purchase price in cash; by delivering or causing to be withheld from the option shares, shares of common stock; by delivering a promissory note; or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds from the option shares to pay the exercise price. The Committee may also provide in the option that an employee who exercises an option by delivering already owned shares of Corporation common stock will be automatically granted a new option equal in amount to the number of shares delivered to exercise the option with an exercise price equal to the fair market value of the Corporation's common stock on the date of delivery.

Stock Appreciation Rights

     The Committee may award stock appreciation rights with an option, or the Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to the Corporation all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to the excess of (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right over (ii) the exercise price of the common stock under the related option. The Committee may limit the amount which can be received when a stock appreciation right is exercised. When a stock appreciation right is exercised, the underlying option, to the extent surrendered, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. The Corporation's obligation arising upon the exercise of a stock appreciation right may be paid in common stock or in cash, or in any combination of the two, as the Committee may determine.

     Stock appreciation rights may only be exercised when the underlying option is exercisable. There are further limitations on when an officer, director or 10% shareholder of the Corporation (an "Insider"), may exercise a stock appreciation right. In particular, Insiders may not exercise stock appreciation rights within the first six months after they are granted and must generally exercise the rights in brief window periods following quarterly earnings releases.

Compliance with Code Section 162(m)

     Code section 162(m) now imposes a $1,000,000 limitation on the amount of the annual compensation deduction allowable to a publicly held company with respect to each of its chief executive officer and its other four most highly paid executive officers. An exception is provided for performance-based compensation if statutory provisions pertaining to stockholder approval (and related disclosure) and outside director requirements are met. In order to qualify compensation recognized upon the exercise of a nonstatutory stock option or stock appreciation right for the performance-based exception under Code section 162(m), the 1992 Plan has been amended to (a) limit the number of shares which can be made subject to the grant of an option or stock appreciation right in any calendar year to 250,000 for the chief executive officer and its other four most highly paid executive officers, and (b) add provisions requiring that the Plan be administered by two or more directors who are "outside directors" within the meaning of Code section 162(m) and regulations thereunder.

Transferability of Incentive Awards

     An option awarded under the Plan may not be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the Plan.

Amendment of the 1992 Plan and Awards

     The directors may amend the 1992 Plan in such respects as it deems advisable; provided that the shareholders of the Corporation must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1992 Plan, (ii) materially increase the number of shares of common stock that may be issued under the 1992 Plan, or (iii) materially modify the requirements of eligibility for participation in the 1992 Plan. Awards granted under the 1992 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

Federal Income Tax Consequences

     An employee will not incur federal income tax when he is granted a nonstatutory stock option, incentive stock option or stock appreciation right.

     Upon exercise of a nonstatutory stock option or a stock appreciation right, an employee generally will recognize compensation income, which is subject to income tax withholding by the Corporation, equal to the difference between the fair market value of the common Stock on the date of the exercise and the option price. The Committee has authority under the 1992 Plan to include provisions allowing the employee to elect to have a portion of the shares he would otherwise acquire upon exercise of an option or stock appreciation right withheld to cover his tax liabilities. The election will be effective only if approved by the Committee and made in compliance with other requirements set forth in the Plan. When an employee exercises an incentive stock option, he generally will not recognize income subject to tax, unless he is subject to the alternative minimum tax.

     An employee may deliver shares of common stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options.

     Assuming his or her compensation is otherwise reasonable and that exceptions to the new statutory limitations on compensation deductions by publicly held companies (as discussed above) imposed by Section 162(m) of the Code apply, the Corporation usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options and stock appreciation rights. In some cases, such as the exercise of a nonstatutory option or stock appreciation right, the Corporation's deduction may be contingent upon the Corporation's meeting withholding tax requirements. The 1992 Plan as amended is intended to qualify for the Code section 162(m) exception so that compensation income recognized upon the exercise of a nonstatutory option or a stock appreciation right will be performance-based.

     No deduction is allowed in connection with an incentive stock option, unless the employee disposes of common stock received upon exercise in violation of the holding period requirements.

     This summary of Federal income tax consequences of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock and incentive stock does not purport to be complete. There may also be state and local income taxes applicable to these transactions. Holders of incentive awards should consult their own advisors with respect to the application of the laws to them and to understand other tax consequences of the awards including possible income deferral for Insiders, alternative minimum tax rules, taxes on parachute payments and the tax consequences of the sale of shares acquired under the Plan.

Vote Required

     Approval of the 1992 Stock Option Plan as amended and restated requires the affirmative vote of the holders of a majority of the shares of common stock voting at the annual meeting.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE 1992 STOCK OPTION PLAN AS AMENDED AND RESTATED IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED 1992 STOCK OPTION PLAN PROPOSAL (ITEM NO. 2 ON YOUR PROXY CARD).

                   RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 1994, and the shareholders are requested to ratify their selection by the vote of a majority of the shares represented and voting at the meeting. Ernst & Young LLP, which has no financial interest in the Corporation or its subsidiaries, has audited the financial statements of the Corporation for each year since its incorporation. A representative of Ernst & Young LLP will be in attendance at the meeting to respond to appropriate questions and to make a statement if he so desires.


                         SHAREHOLDER PROPOSALS FOR
                            1996 ANNUAL MEETING

     Shareholder proposals for presentation to the 1996 Annual Meeting of the Shareholders must be received by the Corporation no later than November 29, 1995.

                               OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than as set forth herein. If any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with his or their best judgment.

                                                                 EXHIBIT I


                         SIGNET BANKING CORPORATION

                           1992 STOCK OPTION PLAN
                 (As Amended and Restated January 24, 1995)

     1. Purpose. The purpose of this Signet Banking Corporation 1992 Stock Option Plan (the "Plan") is to further the long term stability and financial success of Signet Banking Corporation (the "Company") by attracting and retaining key employees of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees of the Company upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Awards granted to such employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' interests with those of the Company's shareholders.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a) "Award" means, collectively, the award of an Option or Stock Appreciation Right under the Plan.

          (b)  "Board" means the board of directors of the Company

          (c)  "Change of Control" means:

               (i)  The acquisition,  other than  from the Company,  by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

               (ii) Individuals who, as of January 24, 1995, constitute the Board (as of January 24, 1995 the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective  beneficial  owners of  the  common  stock and  voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Company" means Signet Banking Corporation, a Virginia corporation.

          (f) "Company Stock" means Common Stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

          (g) "Date of Grant" means the date on which an Award is granted by the Board.

          (h) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

          (i) "Fair Market Value" means, on any given date, the average of the high and low prices on such date as reported on The New York Stock Exchange-Composite Transactions Tape. In the absence of any such sale, fair market value means the average of the highest bid and lowest asked prices of a share of Common Stock on such date as reported by such source. In the absence of such average or if shares of Common Stock are no longer traded on The New York Stock Exchange, the fair market value shall be determined by the Committee using any reasonable method in good faith.

          (j) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code section 422.

          (k) "Insider" means a person subject to Section 16(b) of the Securities Exchange Act of 1934.

          (l) "Nonstatutory Stock Option" means an Option, which does not meet the requirements of Code section 422, or even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

          (m) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

          (n) "Parent" means, with respect to any corporation, a "parent corporation" of that corporation within the meaning of Code section 424(e).

          (o) "Participant" means any employee who receives an Award under the Plan.

          (p) "Reload Feature" means a feature of an Option described in an employee's stock option agreement that provides for the automatic grant of a Reload Option in accordance with the provisions described in Section 8(d).

          (q) "Reload Option" means an Option granted to an employee equal to the number of shares of already owned Company Stock delivered by the employee to exercise an Option described in Section 8(d).

          (r) "Rule 16b-3" means Rule 16b-3 of the Securities Exchange Act of 1934. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

          (s) "Stock Appreciation Right" means a right granted under the Plan to receive from the Company amounts in cash or shares of Company Stock upon the surrender of an Option.

          (t) "Stock Option Committee" or "Committee" means the committee appointed by the Board as described under Section 13.

          (u) "Subsidiary" means, with respect to any corporation, a "subsidiary corporation" of that corporation within the meaning of Code section 424(f).

          (v) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

          (w) "Window Period" means the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings. The release for publication shall be deemed to have occurred if the specified financial data (i) appears on a wire service, (ii) appears in a financial news service, (iii) appears in a newspaper of general circulation or (iv) is otherwise made publicly available.

     3.   General.   Awards of Options and Stock Appreciation Rights may be
granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

     4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 4,000,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Award under the Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by an optionee or retained by the Company (a) in connection with the exercise of an Incentive Stock Option or Nonstatutory Stock Option or (b) in payment of federal and state income tax withholding liabilities upon exercise of a Nonstatutory Stock Option or a Stock Appreciation Right.

     5.   Eligibility.

          (a) Any employee of the Company (or Parent or Subsidiary of the Company) who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Awards under the Plan. Directors of the Company who are employees and are not members of the
Committee are eligible to participate in the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible employees to receive Awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Award.

          (b) The grant of an Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

     6.   Stock Options.

          (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 7), and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the eligible employee, shall become a stock option agreement between the Company and the eligible employee.

          (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. If the employee is a 10% Shareholder and the Option is an Incentive Stock Option, the exercise price shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

          (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the employee's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

               (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant, (y) three months from the employee's retirement or termination of employment with the Company and its Parent and Subsidiary corporations for reasons other than Disability or death, or (z) one year from the employee's termination of employment on account of Disability or death.

               (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the employee is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise (or was so employed not more than three months before the time of the exercise) and has been employed by the Company or a Parent or Subsidiary of the Company at all times since the Date of Grant. If an employee's employment is terminated other than by reason of his Disability or death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the employee's termination of employment. If an employee's employment is terminated by reason of his Disability at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the employee's termination of employment. If an employee's employment is terminated by reason of his death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the employee's death by the person to whom the employee's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

               (iii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which incentive stock options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and similar incentive options granted after 1986 under all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

          (d) Notwithstanding the foregoing, if required by Rule 16b-3, no Option shall be exercisable within the first six months after it is granted; provided that this restriction shall not apply if the employee becomes Disabled or dies during the six-month period.

          (e) The Committee may, in its discretion, grant Options which by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement, and, subject to Rule 16b-3, paragraph (d) shall not apply.

          (f) The maximum number of shares with respect to which Options or Stock Appreciation Rights may be granted in any calendar year to the Chief Executive Officer and each of the next four most highly compensated employees is 250,000.

          (g)  The  Committee   may,  in  its   discretion,  grant  Options
containing or amend a Nonstatutory Option previously granted to provide for a Reload Feature subject to the limitations of Section 8(d).

     7.   Stock Appreciation Rights.

          (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Incentive Stock Option. At the discretion of the Committee, Stock Appreciation Rights may also be granted in connection with all or any part of a Nonstatutory Stock Option, either concurrently with the grant of the Nonstatutory Stock Option or at any time thereafter during the term of the Nonstatutory Stock Option. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

               (i) Stock Appreciation Rights shall entitle the employee, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount in cash or shares of Company Stock (as provided in the Stock Appreciation Right) equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the employee will be entitled to receive upon exercise of the Stock Appreciation Right.

               (ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

               (iii) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right issued in tandem with an Option shall be exercisable only to the extent that the related Option is exercisable, except that in no event shall a Stock Appreciation Right held by an Insider be exercisable for cash within the first six months after it is awarded even though the related Option is or becomes exercisable, and shall expire no later than the date on which the related Option expires.

               (iv) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

          (b) The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the employee's Option or the related Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

          (c) An Insider may only exercise a Stock Appreciation Right for cash (i) during a Window Period, and (ii) six months after it is granted.

     8.   Method of Exercise of Options and Stock Appreciation Rights.

          (a) Options and Stock Appreciation Rights may be exercised by the employee giving written notice of the exercise to the Company, stating the number of shares the employee has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided that if the terms of an Option so permit, the employee may (i) deliver, or cause to be withheld from the Option Shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the sale or loan proceeds to pay the exercise price, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

          (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require of the employee a customary written indication of his investment intent. Until the employee has made any required payment, including any applicable withholding taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

          (c) As an alternative to making a cash payment to the Company to satisfy his tax withholding obligations, if the Option or Stock Appreciation Rights agreement so provides or is amended to so provide, the employee may, subject to the provisions set forth below, elect to (i) deliver shares of already owned Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the employee arising in the year of its exercise upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right. The Committee shall have sole discretion to approve or disapprove any such election. The following provisions apply to elections to satisfy such tax liabilities:

               (i) If the employee is an Insider, his election to deliver already owned Company Stock upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right in order to satisfy such tax liabilities must be made either (x) during a Window Period or
          (y) at least six months before the date the amount of withholding tax due with respect to the exercise of the Option or Stock Appreciation Right is calculated.

               (ii) If the employee is an Insider, his election to have the Company retain from the shares of Company Stock to be issued upon exercise of a Nonstatutory Stock Option or Stock Appreciation Right the number of shares of Company Stock (or cash to the extent a Stock Appreciation Right is being exercised for cash) that would satisfy such tax liabilities must be made either (x) during a Window Period or (y) at least six months before the amount of withholding tax due with respect to the exercise of the Option or Stock Appreciation Right is calculated.

               (iii) If the employee is an Insider, his election to deliver already owned shares of Company Stock may not be made within six months after the date the Option or Stock Appreciation Right being exercised is granted, if such election would not be permissible under Rule 16b-3, except that this restriction shall not apply if the employee becomes Disabled or dies within the six-month period.

               (iv) If the employee is an Insider, his election to have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the employee (arising in the year of its exercise upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right) may not be made within six months after the date the Option or Stock Appreciation Right being exercised is granted, if such election would not be permissible under Rule 16b-3, except that this restriction shall not apply if the employee becomes Disabled or dies within the six-month period.

               (v)  The employee's election must be irrevocable.

               (vi) The Committee may approve or disapprove an employee's irrevocable election to deliver to the Company shares of already owned Company Stock or to have the Company withhold shares of Company Stock to satisfy an employee's tax liabilities arising from exercise of a Nonstatutory Stock Option or Stock Appreciation Right. The Committee shall also have the right unilaterally to cancel an election previously approved and require the employee to satisfy such tax liabilities by an alternative arrangement satisfactory to the Company and the Committee that does not involve the delivery or withholding of Company Stock.

               (vii) Notwithstanding any of the foregoing provisions, the manner and timing of elections may be varied from those provided, and elections previously made as irrevocable may be revoked, if such variance or revocation is permissible under Rule 16b-3.

          (d) If an employee exercises an Option that has a Reload Feature by delivering already owned shares of Company Stock, the employee shall automatically be granted a Reload Option. The Reload Option shall be subject to the following provisions:

               (i) The Reload Option shall cover the number of shares of Company Stock delivered by the employee to the Company to exercise the Option with the Reload Feature;

               (ii) The Reload Option will not have a Reload Feature unless the Committee directs otherwise;

               (iii) The exercise price of shares of Company Stock covered by a Reload Option shall be 100% of the Fair Market Value of such shares on the date the employee delivers shares of Company Stock to the Company to exercise the Option that has a Reload Feature;

               (iv) The Reload Option shall not be exercisable within the first six months after it is granted; provided that this restriction shall not apply if the employee becomes Disabled or dies during the six-month period;

               (v)  The  Reload  Option  shall   be  subject  to  the  same
          restrictions on exercisability as those imposed on the underlying Option (possessing the Reload Feature);

               (vi) The Reload Option shall not be exercisable until the expiration of any retention holding period imposed on the disposition of any shares of Company Stock covered by the underlying Option (possessing the Reload Feature).

The Committee may, in its discretion, cause the Company to place on any certificate representing Company Stock issued to a Participant upon the exercise of an underlying Option (possessing a Reload Feature as evidenced by the stock option agreement for such Option) delivered pursuant to this subsection (d), a legend restricting the sale or other disposition of such Company Stock.

          (e) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted, as the same now exists or may, from time to time, be amended.

     9. Nontransferability of Awards and Options. Options and Stock Appreciation Rights by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

     10. Effective Date of the Plan. This Plan shall be effective on January 1, 1992 and shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable state securities laws have been met, no Option or Stock Appreciation Right shall be exercisable.

     11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 31, 2001. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that materially increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Award previously granted to him.

     12.  Change in Capital Structure.

          (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

          (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of all of the Company's outstanding stock by a single person or entity, or a sale or transfer of all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

          (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     13. Administration of the Plan. The Plan shall be administered by the Committee consisting of not less than two directors of the Company appointed by the Board. The members of the Committee shall meet the "outside director" requirements of Code section 162(m) and regulations thereunder and otherwise meet the requirements of subparagraph (d) below. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

          (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) whether to include a Reload Feature in an option and to impose limitations on the use of shares acquired through the exercise of a Reload Option to exercise Options, (vi) the fair market value of Company Stock, (vii) the time or times when an Award shall be granted, (viii) whether an Award shall become vested over a period of time and when it shall be fully vested, (ix) when Options and Stock Appreciation Rights may be exercised, (x) whether a Disability exists,
     (xi) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xii) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xiii) whether to approve a Participant's election (x) to deliver shares of already owned Company Stock to satisfy tax liabilities arising upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right or (y) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right that number of shares necessary to satisfy tax liabilities arising from such exercise, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall also have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

          (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

          (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

          (d) No member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any Parent or Subsidiary of the Company that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan. The Board of Directors from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

     14. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     15. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

PROXY

               SIGNET (Register Mark) BANKING CORPORATION

                   1995 ANNUAL MEETING OF SHAREHOLDERS
              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy hereby appoint(s) Robert M. Freeman, Malcolm S. McDonald and Sara R. Wilson, or any one of them, proxies, with full power of substitution in each, to vote all shares of Common Stock of Signet Banking Corporation owned by the Shareholder(s) at the Annual Meeting of Shareholders of Signet Banking Corporation to be held on April 25, 1995 and any adjournment thereof.

This proxy shall be voted FOR each of the matters listed on the reverse side, if no specification is made. Receipt of the Proxy Statement dated March 28, 1995, is acknowledged.

                      (continued on reverse side)

                           Admission Ticket


                           ANNUAL MEETING
                                 OF
                 SIGNET BANKING CORPORATION SHAREHOLDERS
                       TUESDAY, APRIL 25, 1995
                              2:00 P.M.
                         THE JEFFERSON HOTEL
                     FRANKLIN AND ADAMS STREETS
                         RICHMOND, VIRGINIA

1. ELECTION OF DIRECTORS

FOR all nominees       WITHHOLD       J. Henry Butta, Norwood H. Davis, Jr.,
listed to the right    AUTHORITY      Wiliam C. DeRusha, Robert M. Freeman,
(except as marked    to vote for all  Bruce C. Gottwald, Jr., William R. Harvey,
to the contrary)     nominees listed  Elizabeth G. Helm, Robert M. Heyssel,
    (  )                   (  )       Malcolm S. McDonald, Henry A. Rosenberg,
                                      Jr., Louis B. Thalheimer

(Instruction: To withhold authority to vote for any nominee write that nominee's name on the line below.)

_______________________________________________________________________

2. Proposal to approve an amendment and restatement of the Corporation's
1992 Stock Option Plan to increase by 2,000,000 the number of authorized but unissued shares of the Corporation's Common Stock available for issuance under the Plan and to comply with the provisions of Internal Revenue Code Section 162(m).

(  ) FOR       (  ) AGAINST    (  ) ABSTAIN

3. Proposal to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the Corporation.

(  ) FOR       (  ) AGAINST    (  ) ABSTAIN

and with discretionary authority on any other matters that may come before the meeting.


                                 (Please sign exactly as your name or names appear to the left. Only one joint tenant need sign. Fiduciaries should give their full titles.)
                                 Dated:___________________________, 1995

                                 _______________________________________
                                      Signature of Shareholder(s)
                                 _______________________________________
                                      Signature of Shareholder(s)

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES


                      SIGNET BANKING CORPORATION